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                                                                 EXHIBIT 11.01



                        OAK TECHNOLOGY, INC. AND SUBSIDIARIES
            STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)



                                                            Three Months Ended
                                                               September 30,
                                                             -----------------
                                                             1996         1995
                                                           --------      -------
Statement of operations data:
    Net income (loss) . . . . . . . . . . . . . . . . . . . $(1,653)     $13,233
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Weighted average number of common and
    dilutive common equivalent shares used
    in computations:
         Common stock . . . . . . . . . . . . . . . . . . .  40,297       37,588
         Stock options and other common stock equivalents .       -        5,094
                                                           --------      -------
Shares used in computing net income (loss) per share (1). .  40,297       42,682
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Net income (loss) per share (2) . . . . . . . . . . . . . . $ (0.04)     $  0.31
                                                           --------      -------
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(1)  Shares used in computing net income per share for prior periods have been restated to reflect the impact of a two for one stock split approved by the Company's shareholders and effective as of March 28, 1996.



(2) The difference between the primary and fully diluted shares used in computing net income per share is not material.